EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Merisel, Inc. (the “Company”) for the period ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald R. Uzzi, as Chief Executive Officer and Victor L. Cisario as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer, and President

/s/ Victor L. Cisario
Victor L. Cisario
Chief Financial Officer

August 20, 2012

The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying report.  A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.